Exhibit 99.1

Viggle Platform Launches with Point-Earning on the Web

June 6th, 2014

Viggle Points can now be earned for watching video content online

NEW YORK – June 6, 2014 – Viggle Inc. (NASDAQ:VGGL) (“Viggle”), the entertainment marketing and rewards platform, today announced the expansion of its platform integration which allows point-earning on the web. Now consumers can earn Viggle Points for watching video content at Wetpaint.com, a leading digital destination and social publishing platform for entertainment fans.

The same technology that allows Viggle point-earning for watching original programming and TV show trailers on Wetpaint can be extended to other third-party properties across the web as well. This creates an ongoing opportunity for Viggle to partner with TV networks and online original content producers, to drive tune in and engagement.

Building on its reputation as an engaging source of entertainment, celebrity and music news, Wetpaint is also expanding its content offering through original videos produced in-house. Wetpaint was acquired by Viggle Inc. in December 2013.

Viggle’s platform consists of the Viggle app, which offers rewards for watching TV, advertisements or listening to music; NextGuide, a personalized TV programming guide and distributed reminder platform; and Wetpaint, an entertainment news and social publishing platform. In March 2014, Viggle Inc. achieved a total reach of 20.8 million.

Marking Viggle’s first points-earning expansion beyond its own mobile app, Wetpaint fans who don’t already belong to Viggle can register for the Viggle Platform on Wetpaint.com. Viggle Points can be earned for watching videos at the site and be redeemed in the recently launched Viggle Store at Vigglestore.com for music downloads, or via the Viggle app for electronics, trips, and gift cards among other items.

“The launch of Viggle point-earning at Wetpaint opens a new chapter in the expansion of the Viggle Platform to engage entertainment fans,” said Greg Consiglio, president and COO of Viggle Inc. “This technology-driven integration further fulfills our vision of allowing entertainment fans to be rewarded for all of their entertainment consumption, no matter where or when it occurs. Viggle members can earn points for watching TV anywhere, listening to and buying music and now for watching videos online.”

About Viggle Inc.

Viggle is an entertainment marketing and rewards platform whose app rewards its members for watching TV shows and discovering new music. The Viggle mobile app has over 4 million users. Since its launch, Vigglers have redeemed over $18 million in rewards for watching their favorite TV programs and listening to music. In addition, Viggle operates Wetpaint, which offers entertainment and celebrity news online. Viggle also operates Dijit Media, maker of technology that helps consumers search for, find, and set reminders for TV shows and movies. For more information, visit www.viggle.com or follow us on Twitter @Viggle.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of June 5, 2014. Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

 Total reach of 20.8 million is defined as the total number of registered users for the Viggle app and unique monthly users of the Wetpaint media properties.

Media Contact for Viggle:
Ezra Rich
DKC Public Relations
212 981 5273
ezra_rich@dkcnews.com

Viggle Investor Relations:
John C. Small
CFO, Viggle Inc.
646 738 3220
john@viggle.com

IRTH Communications
Robert Haag, 1-866-976-4784
Managing Partner
VGGL@irthcommunications.com
- See more at: http://get.viggle.com/2014/06/06/viggle-platform-launches-point-earning-web/#sthash.RTPgbuJ7.dpuf